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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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PLC Systems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLC SYSTEMS INC.
10 FORGE PARK
FRANKLIN, MA 02038

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 18, 2008

Dear PLC Systems Inc. Shareholders:

        NOTICE IS HEREBY GIVEN that an annual meeting of shareholders of PLC Systems Inc. will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, MA 02109, on Wednesday, June 18, 2008, at 10:00 a.m., Eastern time, for the purpose of considering and acting upon the following:

  1.
  To elect Kevin J. Dunn and Brent Norton to serve as Class III directors;

  2.
  To approve an amendment increasing the number of shares of common stock authorized for issuance under our 2005 Stock Incentive Plan;

  3.
  To approve the selection by the audit committee of our board of directors of Vitale, Caturano & Company, Ltd. as our registered public accounting firm for the fiscal year ending December 31, 2008 and to authorize the audit committee to fix the remuneration to be paid to Vitale, Caturano & Company, Ltd.; and

  4.
  To transact any other business that may properly be brought before the meeting or any adjournment thereof.

        Our board of directors has fixed the close of business on April 28, 2008 as the record date to determine the shareholders of PLC Systems Inc. who are entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting. Each holder of shares of our common stock on the record date will be entitled to one vote per share of common stock held on each matter properly brought before the meeting. Our stock transfer books will remain open for the purchase and sale of our common stock.

        The accompanying proxy statement summarizes the items to be voted upon. We encourage you to read the proxy statement in its entirety.

                      By Order of the Board of Directors,
                      Edward H. Pendergast
                       Chairman of the Board

Franklin, MA
May 16, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PLC SYSTEMS INC.
10 FORGE PARK
FRANKLIN, MA 02038

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors and management of PLC Systems Inc. (which is referred to herein as PLC, we or us) for use at our annual meeting of shareholders (which we refer to as the meeting) to be held on Wednesday, June 18, 2008, at 10:00 a.m., Eastern time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, MA 02109, and at any adjournment of the meeting.

        Our Annual Report for the year ended December 31, 2007 is being mailed to shareholders with the mailing of the Notice of Annual Meeting of Shareholders and this proxy statement on or about May 19, 2008.

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any shareholder upon written or oral request to: PLC Systems Inc., Attention: James G. Thomasch, 10 Forge Park, Franklin, MA 02038, telephone: (508) 541-8800. Exhibits will be provided upon request and payment of an appropriate processing fee.

        You should rely only on the information contained in this proxy statement in deciding how to vote. No one has been authorized to provide you with information that is different from that contained in this proxy statement. This proxy statement is dated May 16, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

        This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or a solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Proxies

        All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy may be revoked by a shareholder of record at any time before it is exercised by delivering to our Secretary a duly executed proxy bearing a later date than the proxy being revoked or by voting in person at the meeting. Attendance at the meeting will not itself be deemed to revoke a proxy unless the shareholder of record gives affirmative notice at the meeting that the shareholder intends to revoke the proxy and vote in person.

        Each shareholder may appoint an individual other than the individuals named in the enclosed proxy card as his or her proxy to attend and act on the shareholder's behalf at the meeting by crossing out the names of the proxies that are currently listed and inserting the name of the replacement proxy in the blank space provided on the enclosed proxy card or by executing a proxy card similar to the enclosed form.

Voting Securities and Votes Required

        On April 28, 2008, the record date for the determination of shareholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 30,329,480 shares of our common stock, no par value per share. Each share of common stock is entitled to one vote. Notice of the record date, as required by the Business Corporations Act of the Yukon Territory, which we refer to as Yukon law, was published in the Whitehorse Star newspaper on April 21, 2008.

        Under our by-laws, two shareholders, or proxyholders representing two shareholders, holding not less than 10% of the outstanding shares of our common stock entitled to vote at the meeting shall constitute a quorum with respect to that matter at the meeting. Shareholders of common stock present in person or represented by proxy (including "broker non-votes" and shareholders which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present. "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

        The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the election of directors, the approval of the amendment to our 2005 Stock Incentive Plan and the approval of the selection of Vitale, Caturano & Company, Ltd. as our registered public accounting firm for the fiscal year ending December 31, 2008.

        Shares that abstain from voting on a particular matter or shares that are "broker non-votes" will not be voted in favor of any particular matter described in this proxy statement and will also not be counted as votes cast or shares voting on such matter. As a result, abstentions and "broker non-votes" will have no effect on the voting on each matter described in this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our board of directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class I (whose terms expire at the 2010 Annual Meeting of Shareholders), three directors in Class II (whose terms expire at the 2009 Annual Meeting of Shareholders) and two directors in Class III (whose terms expire at this meeting). Two Class III directors are to be elected at the meeting. If elected, each of Kevin J. Dunn and Brent Norton will hold office until the 2011 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

        In the event that any nominee for Class III director becomes unavailable or declines to serve as a director at the time of the meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

        Set forth below is the name of each member of the board of directors (including the nominees for election as Class III directors), his age, the date of the commencement of his term as a director, the positions and offices held by him, the class of director in which he currently serves, the expiration of his term as a director, his principal occupation and business experience during at least the past five years and the names of other publicly-held companies of which he currently serves as a director.

        Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of April 30, 2008, appears below under the heading "Security Ownership of Certain Beneficial Owners and Management."

Name	Age	Date First Became a Director	Position	Class	Expiration of Term at Annual Meeting
Edward H. Pendergast	74	09/24/92	Chairman of the Board	II	2009
Kevin J. Dunn	55	09/24/99	Director	III	2008
Benjamin L. Holmes	73	05/24/00	Director	II	2009
Alan H. Magazine	63	09/24/99	Director	II	2009
Brent Norton, M.D.	47	06/10/94	Director	III	2008
Robert I. Rudko, Ph.D.	65	04/14/92	Director and Chief Scientific Officer	I	2010
Mark R. Tauscher	55	12/17/99	Director, President and Chief Executive Officer	I	2010

        Edward H. Pendergast has served as Chairman of the Board since October 1998 and as a director since September 1992. Mr. Pendergast also served as PLC's interim President and Chief Executive Officer from September 1999 to December 1999 and Lead Outside Director from March 1995 to October 1998. In addition, Mr. Pendergast served as a director of PLC Medical Systems, Inc., a wholly owned subsidiary of PLC, from its incorporation in 1989 until 1991. Since June 1989, Mr. Pendergast has served as the President of Pendergast & Company, a privately-held management consulting firm. He also currently serves on the board of directors of several private companies. Mr. Pendergast received his M.S. degree in Taxation and his B.S. degree in Accounting from Bentley College. Mr. Pendergast is a certified public accountant.

        Kevin J. Dunn has served as a director of PLC since September 1999. Mr. Dunn currently serves as President and Chief Executive Officer of the U.S. operations of Canaccord Adams Inc., an investment banking firm. From January 2005 to January 2006, Mr. Dunn served as President and Chief Executive Officer of Adams Harkness. From September 2002 to January 2005, Mr. Dunn served as

Managing Director of Adams Harkness. From June 1999 to June 2002, Mr. Dunn served as Senior Managing Director of SunTrust Robinson Humphrey. From 1984 to June 1999, Mr. Dunn served as Executive Vice President of Tucker Anthony Inc. Mr. Dunn received his M.B.A. degree from the University of Chicago Graduate School of Business and his B.A. degree from Harvard College.

        Benjamin L. Holmes has served as a director of PLC since May 2000. Since December 1994, Mr. Holmes has served as President of The Holmes Company, a consulting firm that specializes in healthcare in the medical device industry. From 1985 to 1994, he served as General Manager and Vice President of Hewlett-Packard Medical Products Group. Currently, Mr. Holmes serves as a director of the UCLA Foundation and St. Luke's Wood River Medical Foundation. Mr. Holmes received his M.B.A. degree from the University of Southern California and his B.S. degree in Applied Physics from the University of California Los Angeles.

        Alan H. Magazine has served as a director of PLC since September 1999. Since May 1999, Mr. Magazine has served as a management consultant. From 1990 to May 1999, Mr. Magazine served as President of the Health Industry Manufacturers Association, a worldwide association for medical technology companies. Prior to that, Mr. Magazine was the President of the Foundation for American Economic Competitiveness and its operating arm, the Council on Competitiveness. Mr. Magazine serves as a director of Innotech Corp., a medical technology company. Mr. Magazine received his Ph.D. degree from the University of Maryland, his M.P.A. degree from Kent State University and his B.A. degree from Monmouth College (Illinois).

        Brent Norton, M.D. has served as a director of PLC since June 1994. Since 1992, Dr. Norton has served as President, Chief Executive Officer and a director of PreMD Inc. (formerly IMI International Medical Innovations Inc.), a publicly traded predictive medicine company. He is also a director of Novadaq Technologies Inc., a publicly traded medical device company, which is the parent company of the exclusive U.S. distributor of our transmyocardial revascularization, or TMR, products and our largest customer. Dr. Norton completed his medical training at McGill University and conducted post-graduate work in biomedical engineering at Ecole Polytechnique at the University of Montreal. Dr. Norton received his M.B.A. degree from the Ivey School of Business, University of Western Ontario.

        Robert I. Rudko, Ph.D. has served as a director of PLC since 1992 and as Chief Scientific Officer since October 1993. He also served as acting Chief Executive Officer from February 1997 to August 1997. In addition, Dr. Rudko served as Chairman of the Board from April 1992 to October 1998 and as President from April 1992 to October 1993. Dr. Rudko founded Laser Engineering, Inc., the predecessor to PLC Medical Systems, Inc., in 1981 and served as President from 1981 to October 1993. Prior to 1981, Dr. Rudko spent 14 years at Raytheon Corp. doing laser research. Dr. Rudko received his Ph.D. degree in Electrical Engineering from Cornell University.

        Mark R. Tauscher has served as President, Chief Executive Officer and a director of PLC since December 1999. Mr. Tauscher has also served as President, Chief Executive Officer and a director of PLC Medical Systems, Inc. since January 2001. Prior to joining PLC, from November 1998 to December 1999, Mr. Tauscher served as Executive Vice President of Sales and Marketing at Quinton Instrument Company, a developer, manufacturer and marketer of cardiology products, medical devices and fitness equipment. From November 1996 to November 1998, Mr. Tauscher served as Division President of Marquette Medical Systems, Medical Supplies. From May 1994 to November 1996, Mr. Tauscher served as General Manager of Hewlett-Packard, Medical Supplies. Mr. Tauscher received his B.S. degree from Southern Illinois University.

Executive Officers

        Kenneth J. Luppi, age 47, has served as Vice President of Operations of PLC Medical Systems, Inc. since September 1997. Mr. Luppi served as Acting Vice President of Operations from

May 1997 to September 1997. Mr. Luppi was hired in August 1993 as PLC Medical Systems, Inc.'s Director of Service Operations. Prior to joining PLC Medical Systems, Inc., Mr. Luppi was employed as National Service Manager of Candela Laser Corporation, a medical laser company. Mr. Luppi received his B.S. degree in Biomedical Engineering from Boston University.

        Vincent C. Puglisi, age 59, has served as Managing Director, International of PLC Medical Systems, Inc. since June 1998. Mr. Puglisi served as Vice President, Corporate Sales from December 1997 to June 1998. From January 1984 to June 1997, Mr. Puglisi was CEO and founder of Medrep Corp., a medical device sales and marketing consulting firm. From July 1981 to November 1983, Mr. Puglisi served as Vice President, Sales and Marketing for Professional Disposables, Inc., a manufacturer of medical products. From September 1975 to June 1981, Mr. Puglisi held several sales and management positions with the American Hospital Supply Corporation. From June 1970 to August 1975, Mr. Puglisi served as an Officer in the U.S. Air Force with an honorable discharge at the rank of Captain. Mr. Puglisi graduated from the U.S. Air Force Academy in 1970 with a B.S. degree.

        Robert I. Rudko, Ph.D., see biography above.

        Mark R. Tauscher, see biography above.

        James G. Thomasch, age 48, has served as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of PLC since November 1999. In addition, Mr. Thomasch has served as Chief Financial Officer, Treasurer, Secretary and a director of PLC Medical Systems, Inc. since January 2001. From May 1996 to March 1999, Mr. Thomasch served as Division President and Chief Operating Officer of XRE Corporation, a subsidiary of Trex Medical Corporation, a medical device company. From October 1989 to May 1996, Mr. Thomasch served as Chief Financial Officer for both XRE Corporation and Angiographic Devices Corporation, a medical device company and affiliate of XRE Corporation. Mr. Thomasch received his B.S. degree in Management with an Accounting Concentration from The Carroll School of Management of Boston College. Mr. Thomasch is a certified public accountant.

        Each executive officer serves at the discretion of the board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

        Each person who has served as a director or executive officer during the fiscal year ended December 31, 2007 has no substantial interest, direct or indirect, in any matter to be acted upon at the meeting, other than the election of the Class III directors.

Corporate Governance

        Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our shareholders. This section describes key practices that our board of directors has adopted.

Board Determination of Independence

        Under applicable American Stock Exchange, or AMEX, rules, a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Dunn, Holmes, Magazine and Pendergast and Dr. Norton has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 121A of the AMEX Company Guide.

Board Meetings and Attendance

        Our board of directors held eight meetings during the fiscal year ended December 31, 2007. Each director attended at least 75% of the meetings of the board of directors and of the committees on which they served. We do not have a policy regarding director attendance at our annual meetings, although all of our directors attended the 2007 Annual Meeting of Shareholders.

Board Committees

        Our board of directors has established four standing committees—audit, compensation, nominating and corporate governance and executive. Each of the audit, compensation and nominating and corporate governance committees operate under a charter that has been approved by the board of directors. Current copies of these charters are posted on the Corporate Governance section of our website at http://www.plcmed.com.

        Our board of directors has determined that all of the members of the audit, compensation and nominating and corporate governance committees are independent as defined under AMEX rules, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

        Our audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

  •
  overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

  •
  reviewing and discussing with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  overseeing our internal audit function;

  •
  discussing our risk management policies;

  •
  establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  preapproving all audit and non-audit services to be provided by our registered public accounting firm; and

  •
  preparing the audit committee report required by SEC rules (which is included in this proxy statement).

        The members of our audit committee are Messrs. Dunn (chairman) and Pendergast and Dr. Norton. The board of directors has determined that Mr. Pendergast is an "audit committee financial expert" as defined by applicable SEC rules. The audit committee met four times during 2007.

Compensation Committee

        Our compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

  •
  determining the compensation of our chief executive officer;

  •
  reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers;

  •
  overseeing and administering our equity incentive plans; and

  •
  reviewing and making recommendations to the board of directors with respect to director compensation.

        The members of our compensation committee are Messrs. Holmes (chairman) and Magazine and Dr. Norton. The compensation committee met five times during 2007.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become members of the board of directors;

  •
  recommending to the board of directors the persons to be nominated for election as directors and to each of the committees of the board of directors;

  •
  reviewing and making recommendations to the board of directors with respect to management succession planning; and

  •
  developing and recommending to the board of directors corporate governance principles.

        The members of our nominating and corporate governance committee are Messrs. Pendergast (chairman), Dunn and Holmes. The nominating and corporate governance committee met once during 2007.

Executive Committee

        Our executive committee considers corporate and other matters that arise between meetings of the board of directors, as necessary. The members of our executive committee are Messrs. Pendergast, Dunn and Tauscher. The executive committee did not meet during 2007.

Director Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and the board of directors.

        In considering whether to recommend any particular candidate for inclusion in the slate of recommended director nominees, our nominating and corporate governance committee considers the following criteria:

  •
  integrity;

  •
  business acumen;

  •
  knowledge of our business and industry;

  •
  experience;

  •
  diligence;

  •
  conflicts of interest; and

  •
  the ability to act in the interests of all shareholders.

        The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board of directors believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

        Our nominating and corporate governance committee does not have a formal policy with regard to the consideration of director candidates recommended by shareholders. The board of directors does not feel a formal policy is necessary, as the nominating and corporate governance committee does consider director nominees recommended by shareholders. The names of any nominees should be addressed to the Nominating and Corporate Governance Committee, c/o Secretary, PLC Systems Inc., 10 Forge Park, Franklin, MA 02038. No shareholder has submitted names of director nominees for consideration at the meeting.

Communicating with the Independent Directors

        Our board of directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chairman of the board, with the assistance of our chief financial officer, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

        Shareholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Secretary, PLC Systems Inc., 10 Forge Park, Franklin, MA 02038.

Compensation of Directors

        The compensation committee of our board of directors evaluates the compensation levels for all of our non-employee directors on an annual basis. Factors that the compensation committee considers in determining the appropriate level of compensation include, but are not limited to, the compensation paid to the directors of our competitor in the TMR market and the compensation paid to directors of other companies in all industries of a similar size, as determined by relative sales levels. The compensation committee makes a recommendation to the board of directors as to any proposed adjustments to director compensation and the board of directors votes as to whether to approve those recommendations.

        The following table sets forth information with respect to the compensation, exclusive of reimbursed out-of-pocket expenses, received by our directors for their service during the fiscal year ended December 31, 2007:

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($)(1) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Kevin J. Dunn	16,000	—	6,450(2)	—	—	—	22,450
Benjamin L. Holmes	16,000	—	6,450(2)	—	—	—	22,450
Alan H. Magazine	12,000	—	6,450(2)	—	—	—	18,450
Brent Norton, M.D.	14,000	—	6,450(3)	—	—	—	20,450
Edward H. Pendergast	24,000	—	12,900(4)	—	—	—	36,900
Robert I. Rudko, Ph.D.(5)	—	—	—	—	—	—	—
Mark R. Tauscher(5)	—	—	—	—	—	—	—

(1)
The high and low trading prices of our common stock on AMEX during the 30-day period prior to June 13, 2007, the date of grant, were $0.72 and $0.59.

(2)
On June 13, 2007, Messrs. Dunn, Holmes and Magazine were each granted an option to purchase 15,000 shares of our common stock with a grant date fair value of $0.43, which is estimated in accordance with the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-based Payment," which we refer to as SFAS No. 123R. See Note 7 to our consolidated financial statements for the year ended December 31, 2007, which are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the SEC, regarding assumptions underlying the valuation of our equity awards. As of December 31, 2007, each of Messrs. Dunn, Holmes and Magazine held options to purchase an aggregate of 110,000 shares of our common stock.

(3)
On June 13, 2007, Dr. Norton was granted an option to purchase 15,000 shares of our common stock with a grant date fair value of $0.43, which is estimated in accordance with the provisions of SFAS No. 123R. See Note 7 to our consolidated financial statements for the year ended December 31, 2007, which are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the SEC, regarding assumptions underlying the valuation of our equity awards. As of December 31, 2007, Dr. Norton held options to purchase an aggregate of 130,500 shares of our common stock.

(4)
On June 13, 2007, Mr. Pendergast was granted of an option to purchase 30,000 shares of our common stock with a grant date fair value of $0.43, which is estimated in accordance with the provisions of SFAS No. 123R. See Note 7 to our consolidated financial statements for the year ended December 31, 2007, which are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the SEC, regarding assumptions underlying the valuation of our equity awards. As of December 31, 2007, Mr. Pendergast held options to purchase an aggregate of 297,000 shares of our common stock.

(5)
As employee directors, Mr. Tauscher and Dr. Rudko are not eligible to receive either compensation or an annual stock grant for service in their capacity as directors. Compensation received by Mr. Tauscher and Dr. Rudko for their service as employees is discussed below under the heading "Executive Compensation."

        Each of our non-employee directors (other than the chairman of the board) receives $12,000 per year and the chairman of the board receives $24,000 per year, paid in quarterly installments. In addition, non-employee directors (other than the chairman of the board) who serve as chairman of a committee receive an additional $500 per quarter and those who serve on more than one committee also receive an additional $500 per quarter. We reimburse our directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committees of the board of directors.

        We also grant stock options to our non-employee directors. Generally, on the date of their initial election to the board of directors, new non-employee directors receive an initial grant of an option to purchase 30,000 shares of our common stock that vests in installments over three years. Once the initial grant has fully vested, non-employee directors (other than the chairman of the board) receive an annual grant of an option to purchase 15,000 shares of our common stock that generally vests in four equal quarterly installments. The chairman of the board receives an annual grant of an option to purchase 30,000 shares of our common stock that generally vests in four equal quarterly installments. The annual grants are generally made on the date of our annual meeting of shareholders. All such options have an exercise price equal to the closing price of our common stock on AMEX on the date of grant.

Compensation Discussion and Analysis

        This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executives and is intended to place in perspective the data presented in the tables and narrative that follow.

        The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves annually all compensation decisions relating to our executive officers.

Objectives and Philosophy of our Executive Compensation Program

        Our primary objectives with respect to executive compensation are to:

  •
  retain, motivate and attract the best possible executive talent;

  •
  ensure executive compensation is aligned with our corporate strategies and business objectives;

  •
  promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

  •
  align executives' incentives with the creation of shareholder value.

        To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive's overall compensation to key strategic, financial and operational goals, which include, for example:

  •
  the attainment of measurable development milestones, such as the number of patients we enroll in our RenalGuard clinical studies; and

  •
  the profitability of our TMR operations.

        We also provide a portion of our executive compensation in the form of stock options that vest over time, which we believe helps to retain our executives and aligns their interests with those of our shareholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

Overview of our Executive Compensation Process

        To assist the compensation committee in discharging its responsibilities, the committee has retained Insight Performance Improvement, Inc., which we refer to as Insight, an independent human resources consulting firm, to assist in developing and implementing our executive compensation program. Insight assists the committee by providing comparative market data on compensation practices and programs based on an analysis of comparable peer companies. Insight also advised the compensation committee when assessing base salaries and bonus levels for executives.

        In making compensation decisions, the compensation committee compares our executive compensation against that paid by our competitor in the TMR market, as well as other companies in all industries in the New England region of a similar size, as determined by relative sales levels. The latter survey data of peer group companies is developed for the compensation committee by Insight. The survey data is periodically reviewed and updated by Insight for the committee and is used to benchmark executive compensation levels against companies that are generally comparable to our company, that have executive positions with responsibilities similar in breadth and scope to ours, and that compete with us for executive talent. With this information, the compensation committee reviews and analyzes compensation for each executive and makes adjustments as appropriate.

        The compensation committee generally targets overall compensation for our executive team between the 50th and 75th percentiles of compensation paid to similarly situated executives of the companies in the peer group. Variations to this general target may occur as dictated by the experience level of the individual and market factors.

        Annually, corporate goals and objectives deemed to be appropriate for the upcoming calendar year are proposed by management to the compensation committee and the board of directors. These goals are reviewed, revised as necessary and then approved, first by the compensation committee and then by the entire board of directors. These corporate goals target, among other things, the achievement of specific research, clinical, regulatory and operational milestones thought to be instrumental to our primary goal of building long-term shareholder value.

        Our executive team is primarily responsible for implementing specific plans to achieve these agreed upon annual goals, as well as other longer term strategic goals established by the board of directors. At the end of each calendar year, the compensation committee reviews the performance of the executive team by means of assessing the degree to which each of the established goals was achieved. Annual salary increases, annual bonuses and annual stock option awards granted to our executives are determined by the compensation committee after considering the degree of achievement of these corporate performance goals, as well as the updated competitive salary data for similar executives in the peer group as reported by Insight.

        Annual base salary increases, if any, are implemented as of the first day of the calendar year and annual bonuses, if any, are customarily paid on or before March 15th of each year for the prior year. New stock option grants may be made at any time during the calendar year, but customarily are done at least once a year in conjunction with our annual meeting of shareholders.

Components of our Executive Compensation Program

        The primary elements of our executive compensation program are:

  •
  base salary;

  •
  annual cash incentive bonuses;

  •
  stock option awards;

  •
  employee benefits; and

  •
  severance and change in control benefits.

        We do not have any formal or informal policies or targets for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the compensation committee, after reviewing information provided by Insight, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

  Base Salary

        Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries for 2007, the compensation committee considered the survey data of compensation in the peer group, as well as a variety of other factors, including the seniority of the individual, the level of the individual's responsibility, the skills and performance of the individual relative to targeted performance criteria and our financial performance. Generally, we believe that executive base salaries should be targeted near or slightly above the median of the range of salaries for executives in similar positions at comparable companies.

        Base salaries are reviewed at least annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. The compensation committee also takes into account the Social Security Administration's cost of living adjustment when annually reviewing base salaries.

        In determining annual base salary increases for the executive team for 2007, the compensation committee considered the peer group data gathered by Insight, as well as the performance of the executive team in achieving the 2006 corporate goals and objectives, and determined that a 4% overall base salary increase was appropriate.

  Annual Cash Incentive Bonus

        We have an annual cash incentive bonus plan for our executives. The annual cash incentive bonuses are intended to compensate for the achievement of company strategic, operational and financial goals. Amounts payable under the annual cash incentive bonus plan are calculated as a percentage of the applicable executive's base salary, with higher ranked executives typically being compensated at a higher percentage of base salary. The compensation committee works with the chief executive officer to develop goals that they believe can be reasonably achieved over the next year and the formula for determining potential bonus amounts based on achievement of those goals.

        For 2007, our executive officers (except for Mr. Puglisi) were eligible to receive a bonus based 65% on the attainment of defined milestones related to our RenalGuard program. An additional 25% of eligible bonus was tied to the attainment of defined milestones in our TMR business and 10% was tied to the financial performance of our TMR, Optiwave 980 and surgical tube businesses. The target bonus payment for Mr. Tauscher was 50% of his base salary, for Mr. Thomasch was 40% of his base salary, and for Mr. Luppi and Dr. Rudko was 30% of each of their respective base salaries. The percentages representing the targeted bonuses were established for Messrs. Tauscher and Thomasch by the terms of their employment agreements with us. The bonus payments would be below the target amounts if the financial performance of our business did not meet certain targets or we did not attain the defined program milestones.

        We met some but not all of the pre-defined milestones related to both our RenalGuard program and our TMR business and our executives earned a partial bonus related to the financial performance of our TMR, Optiwave 980 and surgical tube businesses during 2007. As a result, the compensation committee awarded bonuses for 2007 to our employees, including the executive team, totaling approximately $277,000.

        Our compensation committee also reserves the right to award discretionary bonuses to executives outside the annual cash incentive bonus plan. Such discretionary bonuses are intended to compensate executive officers for achieving financial and operational goals that were not contemplated in the annual cash incentive bonus plan. No such discretionary bonuses were granted during 2007.

  Stock Options

        Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. In addition, the standard vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. Our equity awards have typically taken the form of stock option grants. All grants of options to our executives are approved by the compensation committee.

        In determining the size of equity grants to our executives, including those options granted during 2007, our compensation committee considers a number of factors, including:

  •
  our company-level performance;

  •
  the executive's performance, position and level of seniority;

  •
  the amount of equity previously awarded to the executive, the amount of such equity still held by the executive and the amount of such equity that is in-the-money;

  •
  the executive's percent ownership of our common stock on a fully-diluted basis, both before and after taking into account the contemplated grant;

  •
  the vesting schedule of the executive's outstanding equity awards; and

  •
  with respect to our other executives, the recommendation of our chief executive officer.

        The compensation committee reviews all components of the executive's compensation when determining annual stock option awards to ensure that an executive's total compensation conforms to our overall philosophy and objectives.

        Our compensation committee's practice has been to grant stock options (other than to new hires) at the time of its regularly scheduled meetings. During 2007, the compensation committee only granted stock options at its regularly scheduled meeting held in conjunction with our annual meeting of shareholders. The compensation committee has also delegated to our chief executive officer certain authority to grant stock options to non-executive new hires. Our chief executive officer granted two stock options to non-executive new hires during 2007, each of which was granted on the employee's date of hire. We set the exercise price of all stock options to equal the closing price of our common stock on AMEX on the date of grant.

        The stock options that were granted to our executives in 2007 vest at a rate of one-third per year over the first three years of the ten year option term. This vesting schedule is typical of prior option grants, with the exception of the annual grants made in 2004 and 2005, which were fully vested upon grant. The compensation committee determined that it was in our best interest to have those options be fully vested upon grant in order to avoid an income statement charge to future earnings that would otherwise have been required after adoption of SFAS No. 123R on January 1, 2006.

        Vesting rights cease upon termination of employment and exercise rights cease ninety days after termination (or one year in the case of death or disability). Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

        Our compensation committee also reserves the right to make discretionary stock option grants to executives for extraordinary contributions. No stock options were granted to executives outside of our annual stock option program during 2007.

        We do not have any required equity ownership guidelines for our executives.

  Benefits and Other Compensation

        We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees, with the exception that our executives are required to pay their portion of any long term disability contribution with after-tax payroll contributions, as opposed to non-executive employees, who contribute toward this plan with pre-tax payroll contributions. We do not have a pension plan and have not adopted a mandatory matching contribution formula for our 401(k) plan.

        Our executives are also generally provided a car allowance ranging from $500 to $1,000 a month. This allowance is reported as additional wages for tax reporting purposes and is considered by the compensation committee when assessing our executives' total compensation arrangements.

  Severance and Change in Control Benefits

        Pursuant to employment agreements we have entered into with our executives, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. We have provided more detailed information about these benefits under the caption "Employment Contracts, Termination of Employment and Change in Control Arrangements" below.

        We believe providing these benefits helps us retain and compete for executive talent. After reviewing the practices of other companies comparable to ours, we believe that our severance and change in control benefits are generally in line with severance packages offered to other executives with similar experience.

        Our practice in the case of change in control benefits has been to structure these as "double trigger" benefits. In other words, the change in control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after the change in control. We believe a "double trigger" benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change in control, while still providing them appropriate incentives to cooperate in negotiating any change in control in which they believe they may lose their jobs.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally prohibits public companies from taking a tax deduction for compensation over $1.0 million paid to its chief executive officer and each other officer whose compensation is required to be reported to its shareholders pursuant to the Exchange Act by reason of being among the four most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, is exempt from the Section 162(m) deduction limitation if certain requirements are satisfied. Although we do not believe that the limitations of Section 162(m) have a material impact on us at the current compensation levels, we periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions under Section 162(m) so that the compensation would remain tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions under Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Executive Compensation

Summary Compensation Table

        The following table sets forth certain information concerning the compensation for each of the last three fiscal years of our chief executive officer and our other four executive officers. We refer to these individuals as the named executive officers.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(2) (i)	Total ($) (j)
Mark R. Tauscher President, Chief Executive Officer and Director	2007 2006 2005	298,314 286,841 278,486	73,833 — 97,766		— — —	15,739 9,319 —	— — —	— — —	12,000 12,000 12,000	399,886 308,160 388,252
James G. Thomasch Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer	2007 2006 2005	187,285 180,081 174,836	37,082 — 49,102		— — —	15,739 9,319 —	— — —	— — —	12,000 12,000 12,000	252,106 201,400 235,938
Kenneth J. Luppi Vice President of Operations	2007 2006 2005	153,486 147,583 143,284	22,793 — 30,181		— — —	12,107 6,692 —	— — —	— — —	6,000 6,000 6,000	194,386 160,275 179,465
Vincent C. Puglisi Managing Director, International	2007 2006 2005	155,324 149,350 145,000	— — —		— — —	3,632 1,500 —	— — —	— — —	6,000 6,000 6,000	164,956 156,850 151,000
Robert I. Rudko, Ph.D. Chief Scientific Officer	2007 2006 2005	206,206 198,275 192,500	30,622 50,000 90,548	(3) (3)	— — —	7,264 12,075 —	— — —	— — —	6,000 6,000 6,000	250,092 266,350 289,048

(1)
Amounts calculated utilizing the provisions of SFAS No. 123R. See Note 7 to our consolidated financial statements for the year ended December 31, 2007, which are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the SEC, regarding assumptions underlying the valuation of our equity awards.

(2)
Consists of a cash car allowance.

(3)
Includes a retention bonus of $50,000 paid pursuant to Dr. Rudko's employment agreement, which is discussed under the caption "Employment Contracts, Termination of Employment and Change in Control Arrangements—Rudko Employment Agreement."

Grants of Plan-Based Awards

        The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2007 to each of our named executive officers.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(1) (j)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)(2) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Mark R. Tauscher	6/13/07	—	—	—	—	—	—	—	65,000	0.64	0.44
James G. Thomasch	6/13/07	—	—	—	—	—	—	—	65,000	0.64	0.44
Kenneth J. Luppi	6/13/07	—	—	—	—	—	—	—	50,000	0.64	0.44
Vincent C. Puglisi	6/13/07	—	—	—	—	—	—	—	15,000	0.64	0.44
Robert I. Rudko, Ph.D.	6/13/07	—	—	—	—	—	—	—	30,000	0.64	0.44

(1)
These stock options were granted pursuant to our 2005 Stock Incentive Plan. We granted stock options to purchase an aggregate of 618,000 shares of common stock to our employees and the employees of our subsidiaries during the fiscal year ended December 31, 2007.

(2)
These stock options vest at a rate of one-third per year over the first three years of the ten year option term. The exercise price is equal to the closing price of our common stock on AMEX on June 13, 2007, the date of grant. The high and low trading prices of our common stock on AMEX during the 30-day period prior to June 13, 2007 were $0.72 and $0.59.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information concerning stock options held by each of our named executive officers as of December 31, 2007. We do not have any restricted stock outstanding.

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Mark R. Tauscher	175,000 50,000 75,000 350,000 50,000 130,000 96,970 21,667 —	(1)	— — — — — — — 43,333 65,000	(1) (1)	— — — — — — — — —	0.5625 0.8125 0.55 0.45 0.69 0.81 0.55 0.67 0.64	10/25/10 1/6/11 12/17/11 3/23/13 8/3/13 5/17/14 5/22/15 5/14/16 6/12/17	—	—	—	—
James G. Thomasch	72,500 35,000 20,000 75,000 145,000 50,000 125,000 96,970 21,667 —	(1)	— — — — — — — — 43,333 65,000	(1) (1)	— — — — — — — — — —	0.5625 0.8125 0.62 0.55 0.45 0.69 0.81 0.55 0.67 0.64	10/25/10 1/6/11 7/28/11 12/17/11 3/23/13 8/3/13 5/17/14 5/22/15 5/14/16 6/12/17	—	—	—	—
Kenneth J. Luppi	15,500 10,000 50,000 55,333 30,000 80,000 72,727 16,667 —	(1)	— — — — — — — 43,333 50,000	(1) (1)	— — — — — — — — —	0.5625 0.65 0.55 0.45 0.69 0.81 0.55 0.67 0.64	10/25/10 7/8/11 12/17/11 3/23/13 8/3/13 5/17/14 5/22/15 5/14/16 6/12/17	—	—	—	—
Vincent C. Puglisi	38,750 155,000 8,152 5,000 —	(1)	— — — 10,000 15,000	(1) (1)	— — — — —	0.5625 0.45 0.55 0.67 0.64	10/25/10 3/23/13 5/22/15 5/14/16 6/12/17	—	—	—	—
Robert I. Rudko, Ph.D.	18,225 30,000 72,900 45,000 50,000 60,606 10,000 —	(1)	— — — — — — 20,000 30,000	(1) (1)	— — — — — — — —	0.5625 0.55 0.45 1.25 0.81 0.55 0.67 0.64	10/25/10 12/17/11 3/23/13 11/2/13 5/17/14 5/22/15 5/14/16 6/12/17	—	—	—	—

(1)
These stock options vest at a rate of one-third per year over the first three years of the option term.

Option Exercises and Stock Vested

        Our named executive officers did not exercise any stock options during the fiscal year ended December 31, 2007. We do not have any restricted stock outstanding.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        We have arrangements with our named executive officers to compensate them in the event of termination of employment or change in responsibilities following a change in control of PLC.

Tauscher Employment Agreement

        We entered into an employment agreement with Mr. Tauscher in December 1999 providing for an annual base salary of not less than $250,000 and an annual bonus targeted at 50% of his salary (however, his bonus may exceed this amount in certain circumstances) based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Tauscher of 150% of the sum of his highest annualized base salary during the preceding three-year period and his previous calendar year's bonus if Mr. Tauscher's employment is terminated by us without cause or, within 12 months after a sale or change in control of PLC, by Mr. Tauscher following a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 100 miles from Franklin, MA. If such a termination had occurred on December 31, 2007, Mr. Tauscher would have been entitled to receive payments equal to $447,472, a portion of which would have been payable upon termination and the remainder of which would have been payable in monthly installments thereafter through September 30, 2008. If such termination had occurred on April 30, 2008, Mr. Tauscher would have been entitled to receive payments equal to $576,120 since he earned a bonus in 2007, but not in 2006.

Thomasch Employment Agreement

        We entered into an employment agreement with Mr. Thomasch in November 1999 providing for an annual base salary of not less than $160,000 and an annual bonus of up to 40% of his salary based upon the achievement of certain performance goals. The agreement also provides for the payment to Mr. Thomasch of 100% of his highest annualized base salary plus bonus during the preceding three-year period plus the continuation of any other benefits available to Mr. Thomasch and his family on his last day of service for a period of 12 months if Mr. Thomasch's employment is terminated by us without cause or, within 12 months after a sale or change in control of PLC, by Mr. Thomasch following a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 30 miles from Franklin, MA. If such a termination had occurred on December 31, 2007, Mr. Thomasch would have been entitled to receive payments equal to $224,367, a portion of which would have been payable upon termination and the remainder of which would have been payable in monthly installments thereafter through September 30, 2008, and the continuation of benefits through December 31, 2008, which has an estimated value of $28,805.

Rudko Employment Agreement

        We entered into an employment agreement with Dr. Rudko in October 2003, which was amended on March 15, 2005, providing for an annual base salary of $192,500 and an annual bonus under any discretionary bonus programs that we may establish and make available to our vice presidents. The agreement also provided for a retention bonus of $150,000 to be paid to Dr. Rudko in three equal annual installments, which were made on October 1, 2004, October 1, 2005 and October 1, 2006. Dr. Rudko was required within ten days of his receipt of each retention bonus installment to repay a portion of the loans that we originally made to him in October 1991 and March 1992, which loans have now been repaid in full.

        The agreement further provides for certain severance benefits payable to Dr. Rudko. If Dr. Rudko's employment is terminated by him or us for any reason other than by us for cause, he will receive severance pay equal to $384,960, subject to all applicable taxes and withholdings, which will be paid in equal monthly installments over the twenty-four month period following the termination of his employment, subject to the potential application of a six month delay under Section 409A of the Code. Dr. Rudko will not be eligible to receive any severance pay if his employment is terminated at any time by us for cause.

        If Dr. Rudko's employment had been terminated by us without cause or by himself for any reason on December 31, 2007, he would have been entitled to receive severance pay equal to $384,960.

Luppi and Puglisi Severance Arrangements

        Pursuant to resolutions adopted by our board of directors on December 19, 2001, Messrs. Luppi and Puglisi are entitled to receive payments equal to 26 weeks of their respective base salaries in the event that they are terminated within one year after the date of a change in control of PLC. If such terminations had occurred on December 31, 2007, Messrs. Luppi and Puglisi would have been entitled to receive lump sum payments equal to $76,743 and $77,662, respectively.

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this report.

        By the compensation committee of the board of directors of PLC Systems Inc.

Benjamin L. Holmes, Chairman Alan H. Magazine Brent Norton, M.D.

Compensation Committee Interlocks and Insider Participation

        All decisions regarding the compensation of our executive officers for the fiscal year ended December 31, 2007 were made by our compensation committee, consisting of Messrs. Holmes and Magazine and Dr. Norton. No member of the compensation committee was at any time during 2007, or formerly, an officer or employee of ours or any of our subsidiaries. No member of the compensation committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

        None of our executive officers have served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as one of our directors or a member of our compensation committee.

Report of the Audit Committee of the Board of Directors

        The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2007 and has discussed these financial statements with our management and with Vitale, Caturano & Company, Ltd., our registered public accounting firm for such fiscal year.

        The audit committee has also discussed with Vitale, Caturano & Company, Ltd. the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting

Oversight Board in Rule 3200T. Statement on Auditing Standards No. 61 requires our registered public accounting firm to discuss with our audit committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Vitale, Caturano & Company, Ltd. also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The audit committee has discussed with Vitale, Caturano & Company, Ltd. their independence from us.

        Based on its discussions with management and Vitale, Caturano & Company, Ltd. and its review of the representations and information provided by management and Vitale, Caturano & Company, Ltd., the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007. Subject to approval by shareholders at the meeting, the audit committee has selected Vitale Caturano & Co., Ltd. as our registered public accounting firm for 2008.

        By the audit committee of the board of directors of PLC Systems Inc.

Kevin J. Dunn, Chairman Brent Norton, M.D. Edward H. Pendergast

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth as of April 30, 2008 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared under applicable law. Unless otherwise indicated, the address of each person named in the table is c/o PLC Systems Inc., 10 Forge Park, Franklin, MA 02038.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Shareholders:
Edwards Lifesciences Corporation(1) One Edwards Way Irvine, CA 92614	5,333,333	17.6%
Fred Kayne(2) c/o Fortune Financial 1800 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	3,074,800	10.1%
Directors and Named Executive Officers:
Kevin J. Dunn(3)	115,000	*
Benjamin L. Holmes(4)	120,000	*
Kenneth J. Luppi(5)	368,628	1.2%
Alan H. Magazine(6)	112,000	*
Brent Norton, M.D.(7)	130,500	*
Edward H. Pendergast(8)	359,492	1.2%
Vincent C. Puglisi(9)	216,902	*
Robert I. Rudko, Ph.D.(10)	1,398,593	4.6%
Mark R. Tauscher(11)	1,140,539	3.6%
James G. Thomasch(12)	686,471	2.2%
All directors and executive officers as a group (10 persons)(13)	4,648,125	13.8%

*
Less than 1%.

(1)
Based solely on a Schedule 13D filed with the SEC on April 5, 2001, for which no amendments have been filed.

(2)
Based solely on a Schedule 13G filed with the SEC on February 11, 2003, for which no amendments have been filed, and includes 576,000 shares of common stock held by FF Industries, Inc., of which Mr. Kayne is the sole shareholder.

(3)
Includes 110,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 30, 2008.

(4)
Includes 110,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 30, 2008.

(5)
Includes 363,561 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 30, 2008.

(6)
Includes 110,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 30, 2008.

(7)
Consists of 130,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 30, 2008.

(8)
Includes 297,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 30, 2008.

(9)
Consists of 216,902 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 30, 2008.

(10)
Includes 306,731 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 30, 2008 and 84,762 shares held of record by Dr. Rudko's spouse.

(11)
Includes 991,971 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 30, 2008.

(12)
Includes 684,471 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 30, 2008.

(13)
Includes 3,321,136 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 30, 2008.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2007:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,948,851	$0.80	776,407	(2)
Equity compensation plans not approved by security holders(3)	1,348,809	$1.43	—

Total	5,297,660	$0.96	776,407

(1)
Consists of the following equity compensation plans: (i) 1993 Formula Stock Option Plan; (ii) 1993 Stock Option Plan; (iii) 1995 Stock Option Plan; (iv) 2000 Employee Stock Purchase Plan, as amended (the "2000 ESPP"); (v) 2000 Equity Incentive Plan; and (vi) 2005 Stock Incentive Plan.

(2)
Includes 316,073 shares issuable under the 2000 ESPP, including shares issuable in connection with the current offering period, which ends on May 31, 2008.

(3)
Consists of the following equity compensation plans and arrangements: (i) 1997 Executive Stock Option Plan; (ii) 2000 Non-Statutory Stock Option Plan; and (iii) 2000 Non-Qualified Performance and Retention Equity Plan.

Principal Accountant Fees and Services

        The following table summarizes the fees of Vitale, Caturano & Company, Ltd., our registered public accounting firm for 2007 and 2006, billed to us for each of the last two fiscal years:

Fee Category	2007	2006
Audit Fees(1)	$96,389	$99,340
Tax Fees(2)	$33,000	$35,300

Total Fees	$129,389	$134,640

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit fees for 2007 include an estimate of amounts agreed to with, but not yet billed by, Vitale, Caturano & Company, Ltd. in connection with their audit of our 2007 financial statements. The amounts also include $4,800 billed by Ernst & Young LLP in 2006 for an issuance of their consent.

(2)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of corporate tax returns, accounted for $28,000 of the fees paid in 2007 and all of the fees paid in 2006. Tax planning services accounted for the remaining $5,000 in 2007. Tax advice and tax planning services relate to assistance with general tax matters, tax audits and employee benefits.

Pre-Approval Policy and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval must be detailed as to the particular service or type of services to be provided and must also be generally subject to a maximum dollar amount.

        Our audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority must be reported on at the next meeting of the audit committee.

Certain Relationships and Related Transactions

        We have adopted a policy providing that all material transactions between us and our officers, directors and other affiliates must be:

  •
  approved by our audit committee;

  •
  approved by a majority of the members of our board of directors;

  •
  approved by a majority of the disinterested members of our board of directors; and

  •
  on terms no less favorable to us than could be obtained from unaffiliated third parties.

        No executive officer, director, nominee for election as a director or 5% shareholder of ours, and no associate or affiliate of the foregoing persons, has or has had any material interest, direct or indirect, in any transaction since January 1, 2006 or in any proposed transaction which in either such case has materially affected or will materially affect us, except as described below.

Edwards and Novadaq Agreements

        TMR Distribution Agreement.    On January 9, 2001, we entered into an exclusive distribution agreement with a subsidiary of Edwards Lifesciences Corporation, or Edwards, which currently owns in excess of 5% of our outstanding common stock. Under this agreement, Edwards was appointed our exclusive distributor for our TMR products in the U.S.

        On March 20, 2007, we entered into a distribution agreement with Novadaq Corp., or Novadaq, a subsidiary of Novadaq Technologies Inc., pursuant to which we appointed Novadaq as our exclusive distributor in the U.S. for our TMR business. The agreement amended and restated the exclusive distribution agreement between us and Edwards, which had been assigned by Edwards to Novadaq on the same date. The agreement with Novadaq reflects substantially the same roles, responsibilities and financial terms as the previous agreement with Edwards.

        Dr. Norton, one of our directors, is also a director of Novadaq Technologies Inc. Dr. Norton did not participate in any voting of our board of directors with respect to our entering into the distribution agreement with Novadaq.

        Optiwave 980 System Agreements.    In February 2004, we signed an agreement with Edwards to assume the product development and manufacturing of the Edwards Optiwave 980 surgical ablation system, which we refer to as the "Optiwave 980 System." The Optiwave 980 System consists of (1) a diode-based laser, which we refer to as the Optiwave 980, and (2) related systems disposables. The laser and related system disposables are used together to treat cardiac arrhythmias, or heart rhythm disorders.

        In March 2006, we terminated this agreement and entered into a new modified supply agreement with Edwards such that we would prospectively only manufacture the Optiwave 980 for Edwards and Edwards would prospectively assume all development and manufacturing responsibilities for the Optiwave 980 related system disposables. We received a cash payment of $1,500,000 in consideration for selling our Optiwave 980 related system disposable manufacturing and development rights to Edwards. We hold the exclusive manufacturing rights to the current generation of Optiwave 980 for Edwards and have certain rights of first refusal related to the development and manufacture of any next generation laser.

        Separately, Edwards is obligated to pay us a royalty on all future Optiwave 980 related system disposable sales, until such time, if ever, that cumulative royalty payments from Edwards reach $1,700,000.

        In December 2006, Edwards announced the discontinuation of its Optiwave 980 program and, therefore, we do not expect to generate any additional revenues from this product line in the future.

        Shareholders Agreement.    We entered into a shareholders agreement with Edwards on January 9, 2001, which was amended on February 24, 2004 and April 6, 2006. This shareholders agreement, with the exception of Articles VI and VII which provide for certain tax indemnifications to Edwards, was terminated on March 20, 2007 in connection with Edwards' assignment of our exclusive distribution agreement to Novadaq.

        Securities Purchase Agreement and Manufacturing License Agreement.    We entered into a securities purchase agreement, dated January 7, 2001, and a manufacturing license agreement, dated January 9,

2001, with Edwards. Both of these agreements were terminated on March 20, 2007 in connection with Edwards' assignment of our exclusive distribution agreement to Novadaq.

Rudko Loan

        Dr. Rudko, a director and our Chief Scientific Officer, had a loan from us that originated in 1991. In 1999, this loan was restructured to provide for interest from the inception of the loan to be calculated on the simple interest method at a rate of 6% per annum (a reduction of 2.65% from the original interest rate of this loan). This loan was paid in full on October 20, 2006. During the fiscal year ended December 31, 2006, the largest outstanding loan balance was approximately $36,011.34. See "Employment Contracts, Termination of Employment and Change in Control Arrangements—Rudko Employment Agreement."

BOARD RECOMMENDATION

        Our board of directors believes that the election of the nominees for Class III directors is in our and our shareholders' best interests and recommends that the shareholders vote FOR the two nominees.

PROPOSAL 2

APPROVAL OF AMENDMENT TO 2005 STOCK INCENTIVE PLAN

Overview

        Under our 2005 Stock Incentive Plan, we are currently authorized to issue up to 2,000,000 shares of common stock, which we refer to as the Base Amount, plus (x) the number of shares that were available for grant under certain of our previous equity plans as of the date that our shareholders approved the 2005 Stock Incentive Plan, which was equal to 156,175 shares, and (y) the number of shares that become available under certain of our previous equity plans after the date that our shareholders approved the 2005 Stock Incentive Plan because any award previously granted under any such plan expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any common stock not being issued, provided that the sum of (x) and (y) may not exceed 2,691,667. As of April 30, 2008, there were 493,667 shares of common stock remaining available for issuance under our 2005 Stock Incentive Plan.

        Our board of directors believes that our future success depends, in large part, on our continued ability to maintain a competitive position in retaining and motivating our employees, officers, directors, consultants and advisors. Accordingly, on April 29, 2008, our board of directors adopted, subject to shareholder approval, an amendment to the 2005 Stock Incentive Plan to increase the Base Amount from 2,000,000 shares to 4,000,000 shares. If such amendment is approved by our shareholders, there will be 2,493,667 shares of common stock remaining available for issuance under our 2005 Stock Incentive Plan.

Summary of the 2005 Incentive Plan

        The following is a brief summary of the 2005 Stock Incentive Plan, as proposed to be amended, a copy of which is attached as Appendix A to this proxy statement.

  Types of Options

        The 2005 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code and non-statutory stock options, which we refer to collectively as the Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Incentive stock options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant and non-statutory stock options may not be granted at an exercise price that is less than 85% of the fair market value of our common stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of our voting power). Options may not be granted for a term in excess of ten years. The 2005 Stock Incentive Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) subject to certain conditions, delivery of shares of our common stock, (iii) subject to certain conditions, delivery to us of a promissory note, (iv) any other lawful means of payment determined by our board of directors, or (v) any combination of these forms of payment.

  Number of Options

        Subject to adjustment in the event of stock splits and other similar events, the number of Options that may be granted under the 2005 Stock Incentive Plan is equal to 4,000,000 shares of common stock, plus (x) the number of shares that were available for grant under certain of our previous equity plans as of the date that our shareholders approved the 2005 Stock Incentive Plan, which was equal to 156,175, and (y) the number of shares that become available under certain of our previous equity plans after the date that our shareholders approved the 2005 Stock Incentive Plan because any award previously granted under any such plan expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any common stock not being issued, provided that the sum of (x) and (y) may not exceed 2,691,667. The maximum number of shares with respect to which Options may be granted to any participant under the 2005 Stock Incentive Plan may not exceed 300,000 shares per calendar year.

  Transferability of Options

        Except as our board of directors may otherwise determine or provide in an Option, Options may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Options are exercisable only by the participant.

  Eligibility to Receive Options

        Employees, officers, directors, consultants and advisors of PLC and our subsidiaries and of other business ventures in which we have a controlling interest are eligible to be granted Options under the 2005 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of PLC and our subsidiaries.

  Plan Benefits

        As of April 30, 2008, approximately 38 persons were eligible to receive Options under the 2005 Stock Incentive Plan, including our five executive officers and five non-employee directors. The granting of Options under the 2005 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Options to be granted in the future to any particular person or group.

        From the initial approval of the 2005 Stock Incentive Plan by our shareholders on May 18, 2005 through April 30, 2008, we have granted the following Options under the 2005 Stock Incentive Plan to the individuals and groups listed below:

Name and Position	Weighted Average Exercise Price ($)	Total Shares Subject to Option Grants
Mark R. Tauscher President, Chief Executive Officer and Director	0.61	226,970
James G. Thomasch Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer	0.61	226,970
Kenneth J. Luppi Vice President of Operations	0.61	172,727
Vincent C. Puglisi Managing Director, International	0.63	38,152
Robert I. Rudko, Ph.D. Chief Scientific Officer	0.60	120,606
Kevin J. Dunn Director Nominee	0.62	45,000
Brent Norton, M.D. Director Nominee	0.62	45,000
All executive officers as a group (5 persons)	0.61	785,425
All non-executive directors as a group (5 persons)	0.62	270,000
All employees who are not executive officers as a group (33 persons)	0.63	853,575

        On April 30, 2008, the closing price of our common stock on AMEX was $0.37.

  Administration

        The 2005 Stock Incentive Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Stock Incentive Plan and to interpret the provisions of the 2005 Stock Incentive Plan. Pursuant to the terms of the 2005 Stock Incentive Plan, our board of directors may delegate authority under the 2005 Stock Incentive Plan to one or more committees or subcommittees of our board of directors. Our board of directors has authorized our compensation committee to exercise all rights, authority and functions of our board of directors under the 2005 Stock Incentive Plan.

        Subject to any applicable limitations contained in the 2005 Stock Incentive Plan, our board of directors, our compensation committee or any other committee to whom our board of directors delegates authority, as the case may be, selects the recipients of Options and determines (i) the number of shares of common stock covered by Options and the dates upon which such Options become exercisable, (ii) the exercise price of Options (which may not be less than 100% of fair market value of the common stock for incentive stock options and 85% of fair market value of the common stock for non-statutory stock options) and (iii) the duration of Options (which may not exceed 10 years).

        Our board of directors is required to make appropriate adjustments in connection with the 2005 Stock Incentive Plan and any outstanding Options to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2005 Stock Incentive Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of PLC with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (iii) any liquidation or dissolution of PLC. In connection with a Reorganization Event, our board of directors or compensation committee will take any one or more of the following actions as to all or any outstanding Options on such terms as our board of directors or compensation committee determines: (i) provide that Options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Options will become realizable or deliverable, or restrictions applicable to an Option will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, which we refer to as the Acquisition Price, make or provide for a cash payment to an Option holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder's Options (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder's outstanding Options, in exchange for the termination of such Options, (v) provide that, in connection with a liquidation or dissolution of PLC, Options will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) or (vi) any combination of the foregoing.

        Our board of directors or compensation committee may at any time provide that any Option will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        If any Option expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Option will again be available for grant under the 2005 Stock Incentive Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

  Substitute Options

        In connection with a merger or consolidation of an entity with PLC or the acquisition by PLC of property or stock of an entity, our board of directors may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms, as our board of directors deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the 2005 Stock Incentive Plan. Substitute Options will not count against the 2005 Stock Incentive Plan's overall share limit, except as may be required by the Code.

  Provisions for Foreign Participants

        Our board of directors or compensation committee may modify Options granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2005 Stock Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

  Amendment or Termination

        No Option may be made under the 2005 Stock Incentive Plan after March 28, 2015, but Options previously granted may extend beyond that date. Our board of directors may at any time amend,

suspend or terminate the 2005 Stock Incentive Plan, provided that, to the extent required by Section 162(m) of the Code, no Option that is intended to comply with Section 162(m) after the date of such amendment may become exercisable, realizable or vested, as applicable to such Option, unless and until such amendment has been approved by our shareholders if required by Section 162(m) (including the vote required under Section 162(m)), and provided further that, without approval of our shareholders, no amendment may (i) increase the number of shares authorized under the 2005 Stock Incentive Plan (other than pursuant to a change in capitalization or a reorganization event), (ii) materially increase the benefits provided under the 2005 Stock Incentive Plan, (iii) materially expand the class of participants eligible to participate in the 2005 Stock Incentive Plan, (iv) expand the types of Options provided under the 2005 Stock Incentive Plan or (v) make any other changes that require shareholder approval under the rules of AMEX. In addition, if at any time the approval of our shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval. No Option will be made that is conditioned upon shareholder approval of any amendment to the 2005 Stock Incentive Plan.

  Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to Options granted under the 2005 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Options are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Option will provide for deferral of compensation that does not comply with Section 409A of the Code, unless our board of directors, at the time of grant, specifically provides that the Option is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Non-statutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Non-statutory Stock Options.    A participant will not have income upon the grant of a non-statutory stock option. A participant will have ordinary compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to PLC.    There will be no tax consequences to PLC, except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

        Our board of directors believes that the proposed amendment to our 2005 Stock Incentive Plan is in our and our shareholders' best interests and recommends that the shareholders vote FOR this proposal.

PROPOSAL 3

APPROVAL OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our board of directors has selected Vitale, Caturano & Company, Ltd. as our registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2008. Vitale, Caturano & Company, Ltd. has audited our financial statements since 2005. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter at the meeting is necessary to approve the selection of Vitale, Caturano & Company, Ltd. as our registered public accounting firm and to authorize the audit committee to fix the remuneration to be paid to Vitale, Caturano & Company, Ltd. In the event of a negative vote, the audit committee will reconsider its selection. A representative of Vitale, Caturano & Company, Ltd. is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

BOARD RECOMMENDATION

        Our board of directors believes that the appointment of Vitale, Caturano & Company, Ltd. as our registered public accounting firm for the fiscal year ending December 31, 2008 is in our and our shareholders' best interests and recommends that the shareholders vote FOR this proposal.

OTHER MATTERS

        Our board of directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on our review of copies of reports filed by all of our officers, directors and 10% shareholders who are persons required to file reports pursuant to Section 16(a) of the Exchange Act, or written representations from those reporting persons, we believe that during the fiscal year ended December 31, 2007, all filings required to be made by the reporting persons were timely made in accordance with the requirements of the Exchange Act.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: PLC Systems Inc., Attention: James G. Thomasch, 10 Forge Park, Franklin, MA 02038, (508) 541-8800. If you wish to receive separate copies of our proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Deadline for Submission of Shareholder Proposals for the 2009 Annual Meeting of Shareholders

        Proposals of shareholders intended to be presented at the 2009 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us no later than January 16, 2009 in order to be included in the proxy statement and form of proxy relating to that meeting.

        In addition, if we do not receive notice of a matter or proposal to be considered at the 2009 Annual Meeting of Shareholders by April 4, 2009, persons appointed by the board of directors will be allowed to use their discretionary voting authority with respect to such action or proposal that is raised at the 2009 Annual Meeting of Shareholders.

        THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,
Edward H. Pendergast Chairman of the Board
Franklin, MA May 16, 2008

Appendix A

PLC SYSTEMS INC.

Amendment No. 1 to 2005 Stock Incentive Plan

        The first sentence of Section 4(a) of the 2005 Stock Incentive Plan of PLC Systems Inc. be, and hereby is, amended by deleting "2,000,000" and inserting "4,000,000" in lieu thereof.

Adopted by the Board of Directors on April 29, 2008
Submitted for shareholder approval on May 16, 2008

PLC SYSTEMS INC.

2005 STOCK INCENTIVE PLAN

1.     Purpose

        The purpose of this 2005 Stock Incentive Plan (the "Plan") of PLC Systems Inc., a Yukon Territory corporation (the "Company"), is to advance the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company's shareholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.     Eligibility

        All of the Company's employees, officers, directors, consultants and advisors are eligible to receive options to purchase common stock (each, an "Option") under the Plan. Each person who receives an Option under the Plan is deemed a "Participant."

3.     Administration and Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or officers.

        (c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Options to be granted by such officers (including the exercise price of such Options, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Options that the officers may grant; provided further, however, that no officer shall be authorized to grant Options to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.     Stock Available for Options

        (a)    Number of Shares.    Subject to adjustment under Section 6, Options may be made under the Plan for up to 2,000,000 shares of common stock, no par value per share, of the Company (the "Common Stock"), plus (x) such number of shares as are available for grant under the Company's 1997 Executive Stock Option Plan, 2000 Equity Incentive Plan, 2000 Non-Statutory Stock Option Plan and 2000 Non-Qualified Performance and Retention Equity Plan (collectively, the "Previous Plans") on the date that shareholder approval is obtained for this Plan (the "Shareholder Approval Date"), under which Previous Plans no further awards may be granted after the Shareholder Approval Date, and (y) such number of shares as may become available under the Previous Plans because any award previously granted under any such plan expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such previously-granted award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such previously-granted award shall again be available for the grant of Options under the Plan, provided that the sum of (x) and (y) shall not exceed 2,691,667 shares. If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Option being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Option shall be added to the number of shares of Common Stock available for the grant of Options under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)    Section 162(m) Per-Participant Limit.    The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant under the Plan shall be 300,000 per calendar year. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").

5.     Stock Options

        (a)    General.    The Board may grant Options and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Non-statutory Stock Option."

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of PLC Systems Inc., any of PLC Systems Inc.'s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 7(f), including without limitation the conversion of an Incentive Stock Option to a Non-statutory Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price of Incentive Stock Options shall be not less than 100% of the Fair Market Value (as defined below) at the time the Option is granted and that the exercise price of Non-statutory Stock Options shall be not less than 85% of the Fair Market Value at the time the Option is granted.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

        (e)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company's obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3)   when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5)   by any combination of the above permitted forms of payment.

        (g)    Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.     Adjustments for Changes in Common Stock and Certain Other Events.

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the limit set forth in Section 4(b), and (iii) the number and class of securities and exercise price per share of each outstanding Option, shall be appropriately adjusted by the Company (or substituted Options may be made, if applicable) to the extent determined by the Board.

        (b)    Reorganization Events.

          (1)    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

          (2)    Consequences of a Reorganization Event on Options.    In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Options on such terms as the Board determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant's unexercised Options or other unexercised Options shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Options shall become realizable or deliverable, or restrictions applicable to an Option shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant's Options or other Options (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Options, in exchange for the termination of such Options or other Options, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

        For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

        To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

7.     General Provisions Applicable to Options

        (a)    Transferability of Options.    Except as the Board may otherwise determine or provide in an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)    Documentation.    Each Option shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Option may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Option may be made alone or in addition or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Option of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Option.

        (e)    Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Option to such Participant. If provided for in an Option or approved by the Company, in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f)    Amendment of Option.    The Board may amend, modify or terminate any outstanding Option, including but not limited to, substituting therefor another Option of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-statutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Option shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

8.     Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

        (b)    No Rights As Shareholder.    Subject to the provisions of the applicable Option, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Option may be granted unless and until the Plan has been approved by the Company's shareholders. No Options shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the Shareholder Approval Date, but Options previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, to the extent required by Section 162(m), no Option granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Option, unless and until such amendment shall have been approved by the Company's shareholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company's shareholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 6), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Options provided under the Plan or (v) make any other changes that require shareholder approval under the rules of the American Stock Exchange. In addition, if at any time the approval of the Company's shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Option shall be made that is conditioned upon shareholder approval of any amendment to the Plan.

        (e)    Provisions for Foreign Participants.    The Board may modify Options or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

        (f)    Compliance with Code Section 409A.    No Option shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Option is not intended to comply with Section 409A of the Code.

        (g)    Governing Law.    The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on March 28, 2005
Approved by the shareholders on May 18, 2005

PLC SYSTEMS INC.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Class III directors (or if a nominee is not available for election, such substitute as the Board of Directors may designate).

01 - Kevin J. Dunn	02 - Brent Norton

☐  Mark here to vote FOR all nominees

☐  Mark here to WITHHOLD vote from all nominees

☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01	02
	☐	☐

	For	Against	Abstain
2. Approval of an amendment increasing the number of shares of common stock authorized for issuance under the Company’s 2005 Stock Incentive Plan.	☐	☐	☐

For	Against	Abstain

3. Approval of the selection by the Audit Committee of the Board of Directors of Vitale, Caturano & Company, Ltd. as the Company’s registered public accounting firm for the fiscal year ending December 31, 2008 and to authorize the Audit Committee to fix the remuneration to be paid to Vitale, Caturano & Company, Ltd.

☐	☐	☐

B   Non-Voting Items

Change of Address — Please print new address below.

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy card exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If this proxy card is not dated in the space provided below, it will be deemed to bear the date on which the Board of Directors mailed it.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — PLC SYSTEMS INC.

2008 Annual Meeting of Shareholders – June 18, 2008

PROXY SOLICITED BY THE BOARD OF DIRECTORS

THE UNDERSIGNED, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2008 Annual Meeting of Shareholders and Proxy Statement dated May 16, 2008 in connection with the 2008 Annual Meeting of Shareholders (the “Meeting”) of PLC Systems Inc. (the “Company”) to be held at 10:00 a.m., Eastern time, on Wednesday, June 18, 2008 at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, MA 02109, and hereby appoints Mark R. Tauscher and James G. Thomasch, or each of them singly with full power of substitution, as proxies of the undersigned to act and vote on behalf of the undersigned at the Meeting and at any adjournment thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, the proxies will vote FOR the election of the director nominees and FOR proposals 2 and 3.

The undersigned may appoint an individual other than the individuals named above as the proxy of the undersigned to vote the shares of the undersigned at the Meeting in accordance with this proxy by crossing out the names of the individuals listed above and identifying the replacement individual in the following space.

Please vote, date and sign on the reverse side and return promptly in the enclosed envelope.
(See reverse side)

QuickLinks

PLC SYSTEMS INC. 10 FORGE PARK FRANKLIN, MA 02038
NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 2008
PLC SYSTEMS INC. 10 FORGE PARK FRANKLIN, MA 02038
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
BOARD RECOMMENDATION
PROPOSAL 2
APPROVAL OF AMENDMENT TO 2005 STOCK INCENTIVE PLAN
PROPOSAL 3
APPROVAL OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
  Appendix A